1 May 12, 2021 Dear fellow Stratus shareholders: As I recently shared with you, Stratus has a successful history of developing and monetizing unique, high-quality properties throughout the Austin area and other fast-growing Texas markets. We are proud to share that the Austin American-Statesman featured our recently announced Holden Hills project. Holden Hills is our final residential development in Austin’s Barton Creek community and is designed to feature 475 unique residences to be developed in multiple phases with a focus on sustainability and energy conservation. I encourage you to read the full article enclosed here. To preserve the Board’s extensive and deep Texas real estate experience and to ensure we continue to benefit from the accelerating growth in Austin and our other Texas markets, we urge you to vote the enclosed WHITE proxy card today “FOR” both of Stratus’ highly-qualified director nominees, James Leslie and Neville Rhone, Jr. and “FOR” the shareholder proposal to appoint Laurie Dotter to the Board. Please discard any gold proxy card you may receive. If you have any questions or require any assistance, please contact our proxy solicitor, Innisfree M&A Incorporated. Stockholders may call: (877) 456-3442. Banks and Brokers may call: (212) 750-5833. Sincerely, Beau Armstrong Chairman, President and CEO

2 About Stratus Properties Inc. Stratus is a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, and sale of commercial, and multi-family and single-family residential real estate properties, real estate leasing, and the operation of hotel and entertainment businesses located in the Austin, Texas area and other select, fast-growing markets in Texas. Forward-Looking Statements This letter contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact. The words “anticipates,” “may,” “can,” “could,” “plans,” “believes,” “potential,” “possible,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements are not historical facts and are intended to identify those assertions as forward-looking statements. Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, Stratus’ ability to obtain final permits for and complete financing arrangements for the development of Holden Hills and execute profitably on its development plan for Holden Hills, Stratus’ ability to continue to effectively develop and execute its strategy, including its ability to develop, finance, construct and sell properties on its anticipated schedule and at prices its Board considers acceptable, Stratus’ ability to obtain various entitlements and permits, a decrease in the demand for real estate in select markets in Texas where Stratus operates, changes in economic, market and business conditions, the results of Stratus’ Board’s evaluation of a potential conversion of Stratus to a REIT, the uncertain and ongoing impact of the COVID-19 pandemic, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission (SEC). Investors are cautioned that many of the assumptions upon which Stratus' forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience, or other changes. Important Information Stratus has filed with the SEC a definitive proxy statement and associated WHITE proxy card in connection with the solicitation of proxies for the Company's 2021 Annual Meeting. Details concerning the nominees of the Company's Board of Directors for election at the 2021 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, AND ASSOCIATED WHITE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders are able to obtain a copy of the definitive proxy statement and other relevant documents filed by the Company free of charge from the SEC's website, www.sec.gov. The Company's shareholders are also able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to Stratus Properties Inc. at 212 Lavaca Street, Suite 300, Austin, TX 78701, or by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 456-3442.

he developer of Austin’s Bar- ton Creek sub- division says it plans to move forward with the last res- idential section of the up- scale community in west- ern Travis County. Stratus Properties said - tion, called Holden Hills, will have 475 homes on 495 acres abutting the Barton Creek Greenbelt. The project is expected be developed in phases in the coming years. Holden Hills will have a trail system connecting to the Barton Creek pre- serve, giving residents ac- cess to the greenbelt. The announcement comes as the residen- tial real estate market in the greater Austin area ex- periences strong demand and rising home prices. ‘Our timing couldn’t have been better’ “Given the relentless growth in Austin, our tim- ing couldn’t have been better.” Beau Armstrong, chairman, president and CEO of Stratus, said in a written statement. expected to be built over - strong said. The development will require approvals from the city of Austin and Tra- vis County. Total development costs — excluding home construction costs — are about $120 million for land, utility infrastruc- ture and water quality and detention, Armstrong said. Home prices are an- ticipated to range from just under $1 million for smaller homes, up to sev- eral million dollars for homes that overlook the creek and greenbelt. Stratus, a publicly trad- ed Austin-based company, and its predecessor com- pany have been develop- ing Barton Creek for more than 33 years. The com- pany bought the Barton Creek County Club and surrounding land in 1988. Stratus said the devel- Austin’s Stratus Properties plans 475 homes Austin-based Stratus Properties plans to move ahead with a new residential section at its Barton Creek subdivision. The new development will be called Holden Hills, and plans call for 475 homes on 495 acres abutting the Barton Creek Greenbelt. Stratus Properties Shonda Novak | Austin American-Statesman WEDNESDAY, APRIL 28, 2021 | WEDNESDAY, APRIL 28, 2021 | AUSTIN AMERICAN-STATESMAN Stratus has obtained consent from the Austin American-Statesman for the use of this article, previously published on April 28, 2021.

REAL-ESTATE

opment, which is about 10 minutes from downtown Austin off Southwest Parkway, will focus on "sustainability, energy conservation and wellness."

"Our buyer demographic is very focused on health and wellness and impact on the environment," Armstrong said. "Holden Hills is premised on sustainable luxury with a particular focus on high-performing building systems to reduce carbon use, non-toxic building materials for a healthier indoor space and proximity to natural amenities like the Barton Creek Greenbelt."

Armstrong said Holden Hills will focus on renewable energy features, including roof and ground-mounted solar, to minimize the carbon footprint of the new community. Water quality, water conservation, and natural materials also will be incorporated.

Outdoor amenities will include small parks, community garden spaces and overlooks, Stratus said.

The first homes are expected to be under construction by mid-2022, and available for move in by mid-2023.

The engineering for roads and utilities for the initial phase of Holden Hills has been completed, and Stratus anticipates securing final permits in the second or third quarter of 2021.

Stratus expects to complete site work for the first phase, including the construction of road, utility, drainage and other required infrastructure, about 17 months from obtaining final permits later this year.

Stratus said it expects to begin receiving proceeds from sales in Holden Hills in late 2022 or early 2023.

Currently, 1,243 single family homes and three apartment projects with about 5,000 residents are on the ground in the existing Barton Creek development. There also are three schools, a small retail project and a retirement living facility.

Bill Bunch with the Save Our Springs Alliance, an environmental watchdog group, said there are number of concerns surrounding plans for the new project. The most important, he said, are "setbacks from Barton Creek and creek tributaries, minimizing impervious cover and development on steep slopes, and protecting as much of the native tree canopy as possible. Minimizing water and energy consumption are also important."

Bunch said additional Stratus land in the Barton Creek area is destined for development, specifically land slated for commercial and multi-family development along Southwest Parkway that has not been built out or approved.

George Cofer, a longtime Austin environmental leader, said he believes Stratus will develop Holden Hills responsibly, given Stratus' track record with projects including the W Hotel & Residences in downtown Austin, which with its low carbon footprint is nationally recognized for sustainable development.

"I've seen Stratus do quality projects, that's why I'm optimistic," Cofer said.

From the conceptual plans he has seen for Holden Hills, Cofer said he expects that it will set "a very high bar in terms of all things green," with elements "you don't see in the standard subdivisions."

With the pandemic, Cofer said, people more than ever want "a lot of green space" and to be out in nature, and focused on health and wellness.

"Everyone in the world is becoming aware of how important that is," Cofer said. "This is what the market wants."

STRATUS®

Financial and Media Contact:
William H. Armstrong III
(512) 478-5788

Reprinted from the April 28th, 2021 issue of the Austin American-Statesman *with permission from The Enveritas Group.*

WEDNESDAY, APRIL 28, 2021 | **AUSTIN AMERICAN-STATESMAN**